Exhibit 1.2

AMENDMENT NO. 1
TO THE
JOINT FILING AGREEMENT

THIS AMENDMENT NO. 1 TO THE JOINT FILING AGREEMENT (this “Agreement”) is made and entered into as of this 11th day of April 2003, by and among Forestal Terranova S.A., a Chilean corporation (“Terranova”); Companía de Inversiones Suizandina S.A., a Chilean corporation (“Suizandina”); Inversiones Forestales Los Andes, S.A., a Chilean corporation (“Los Andes”); the Settlement VIVA Trust, a trust formed under the laws of the Commonwealth of The Bahamas (the “VIVA Trust”); Bamont Trust Company Limited, a Bahamian trust company, as Trustee of the VIVA Trust (the “Trustee”); Stephan Schmidheiny, as Settler of the VIVA Trust (the “Settlor”); the Advisory Committee of the VIVA Trust (the “Advisory Committee”); and Roberto Artavia Loria, as Protector of the VIVA Trust (the “Protector”).

Terranova, Suizandina, Los Andes, the VIVA Trust, the Trustee, the Advisory Committee, the Settlor and the Protector hereby agree to prepare jointly and file timely (or otherwise to deliver as appropriate) all Statements on Schedule 13D and Schedule 13G or amendments thereto (“Filings”) required to be filed by them pursuant to Section 13(d) or 13(g) under the Securities Exchange Act of 1934, as amended, with respect to their respective ownership of shares of Common Stock, without par value, of MASISA S.A. and each of them mutually covenants to the other that it will fully cooperate with each other in the preparation and timely filing (and other delivery) of all such Filings.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

FORESTAL TERRANOVA S.A.

By: /s/ Gonzalo Zegers Ruiz-Tagle —————————————————— Gonzalo Zegers Ruiz-Tagle C.E.O.

COMPAÑIA DE INVERSIONES SUIZANDINA S.A.

By: /s/ Patricio Reyes Urrutia —————————————————— Patricio Reyes Urrutia Director

INVERSIONES FORESTALES LOS ANDES, S.A.

By: /s/ Patricio Reyes Urrutia —————————————————— Patricio Reyes Urrutia Director

SETTLEMENT VIVA TRUST, by Bamont Trust Company Limited as Trustee

By: /s/ Christian Verling – /s/ Rafael Morice —————————————————— Christian Verling / Rafael Morice Directors

BAMONT TRUST COMPANY LIMITED as Trustee of the Settlement VIVA Trust

By: /s/ Christian Verling – /s/ Rafael Morice —————————————————— Christian Verling/Rafael Morice Directors

ADVISORY COMMITTEE of the Settlement VIVA Trust

By: /s/ Brian Reilly* —————————————————— Peter Fuchs Chairman

SETTLOR of the Settlement VIVA Trust

By: /s/ Brian Reilly** —————————————————— Stephan Schmidheiny, as Settlor of the Settlement VIVA Trust

PROTECTOR of the Settlement VIVA Trust

By: /s/ Brian Reilly*** —————————————————— Roberto Artavia Loria, as Protector of the Settlement VIVA Trust
* As Attorney-in-fact for Peter Fuchs, pursuant to Power of Attorney.
** As Attorney-in-fact for Stephan Schmidheiny, pursuant to Power of Attorney.
*** As Attorney-in-fact for Roberto Artavia Loria, pursuant to Power of Attorney.